Exhibit 99.1

vTv Therapeutics Reports Third Quarter 2025 Financial Results and Provides Corporate Update
Topline Phase 3 CATT1 data for cadisegliatin in type 1 diabetes expected second half 2026
$80 million private placement strengthens balance sheet and supports Phase 3 CATT1 completion
Announced issuance of new U.S. patent covering crystalline salts and co-crystals forms of cadisegliatin with exclusivity expected out to 2041
HIGH POINT, N.C., November 6, 2025 (GLOBE NEWSWIRE) – vTv Therapeutics Inc. (Nasdaq: VTVT), a late-stage biopharmaceutical company focused on the development of cadisegliatin, a novel, potential first-in-class oral adjunctive therapy to insulin being investigated for the treatment of type 1 diabetes (T1D), today reported financial results for the third quarter ended September 30, 2025, and provided an update on recent corporate developments.
“The third quarter saw a series of meaningful achievements,” said Paul Sekhri, Chairman, President and CEO of vTv Therapeutics. “During the quarter, we randomized our first patient in the Phase 3 CATT1 trial, expanded our U.S. patent estate for cadisegliatin, and successfully completed an $80 million private placement financing with leading healthcare investors. With a strengthened balance sheet, we are positioned to continue advancing our cadisegliatin program and remain on track to report topline results from the CATT1 trial in the second half of 2026.”

Recent Company Highlights
•Strengthened Balance Sheet with $80 Million Private Placement. In September 2025, vTv announced the successful closing of an $80 million private placement with new and existing healthcare investors as well as the T1D Fund. The proceeds are expected to fund the ongoing CATT1 Phase 3 trial and continued development of the cadisegliatin program for the treatment of T1D.
•First Study Participant Randomized in Cadisegliatin Phase 3 Trial. In August 2025, vTv Therapeutics announced that the first study participant was randomized in the Company’s CATT1 Phase 3 trial evaluating cadisegliatin as an adjunctive therapy to insulin for the treatment of T1D. Topline data from the study is expected in the second half of 2026.
•Patent Allowance for Crystalline Salt Form of Cadisegliatin. In August 2025, the United States Patent and Trademark Office allowed claims for a patent application directed to compositions of matter of crystalline forms of salts and co-crystals of cadisegliatin. The patent term runs through 2041.
Third Quarter 2025 Financial Results

•Cash Position: The Company’s cash position as of September 30, 2025, was $98.5 million compared to $36.7 million as of December 31, 2024.
•Research & Development (R&D) Expenses: R&D expenses were $7.0 million and $3.2 million in each of the three months ended September 30, 2025, and 2024, respectively. The increase reflects higher spending on cadisegliatin, and other projects and higher indirect costs primarily related to the Novo Nordisk license milestone accrual and increases in payroll and share-based expenses.
•General & Administrative (G&A) Expenses: G&A expenses were $3.7 million and $3.3 million for each of the three months ended September 30, 2025, and 2024, respectively. The increase was primarily due to increases in payroll and legal expenses.
•Other (Expense)/Income, Net: Other expense for the three months ended September 30, 2025, was immaterial. Other income of $0.2 million for the three months ended September 30, 2024, was driven by gains related to the change in the fair value of the outstanding warrants to purchase shares of our own stock.
•Net Loss: Net loss attributable to vTv shareholders for the three months ended September 30, 2025, was $8.7 million or $1.08 per basic share. Net loss attributable to vTv shareholders for the comparable period a year ago was $4.8 million or $0.88 per basic share.

vTv Therapeutics Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$98,504	$36,746
Prepaid expenses	840	1,192
Other current assets	112	175
Total current assets	99,456	38,113
Property and equipment, net	14	28
Operating lease right-of-use assets	24	125
Total assets	$99,494	$38,266
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$9,803	$5,027
Current portion of operating lease liabilities	32	169
Current portion of notes payable	328	—
Total current liabilities	10,163	5,196
Contract liabilities, net of current portion	18,669	18,669
Warrant liability, related party	37	57
Warrant liability	82	43
Total liabilities	28,951	23,965
Commitments and contingencies
Stockholders’ equity:
Class A Common Stock	39	26
Class B Common Stock	—	6
Additional paid-in capital	390,058	311,885
Accumulated deficit	(319,554)	(299,718)
Total stockholders’ equity attributable to vTv Therapeutics Inc.	70,543	12,199
Noncontrolling interest	—	2,102
Total stockholders’ equity	70,543	14,301
Total liabilities and stockholders’ equity	$99,494	$38,266

vTv Therapeutics Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
	(Unaudited)		(Unaudited)
Revenue	$—	$—	$—	$1,000
Operating expenses:
Research and development	7,020	3,224	13,953	9,312
General and administrative	3,679	3,282	10,970	10,976
Total operating expenses	10,699	6,506	24,923	20,288
Operating loss	(10,699)	(6,506)	(24,923)	(19,288)
Interest income	399	504	1,005	1,136
Interest expense	(5)	—	(5)	—
Other (expense)/income, net	(40)	162	(19)	(16)
Loss before income taxes and noncontrolling interest	(10,345)	(5,840)	(23,942)	(18,168)
Income tax provision	—	—	—	100
Net loss before noncontrolling interest	(10,345)	(5,840)	(23,942)	(18,268)
Less: net loss attributable to noncontrolling interest	(1,647)	(1,057)	(4,106)	(3,440)
Net loss attributable to vTv Therapeutics Inc.	$(8,698)	$(4,783)	$(19,836)	$(14,828)
Net loss attributable to vTv Therapeutics Inc. common shareholders	$(8,698)	$(4,783)	$(19,836)	$(14,828)
Net loss per share of vTv Therapeutics Inc. Class A common stock, basic and diluted	$(1.08)	$(0.88)	$(2.80)	$(2.70)
Weighted average number of vTv Therapeutics Inc. Class A common stock, basic and diluted	8,055,940	5,456,307	7,080,681	5,498,479
About Cadisegliatin
Cadisegliatin (TTP399) is a novel, oral small molecule, liver-selective glucokinase activator being investigated as a potential first-in-class oral adjunctive treatment for type 1 diabetes (T1D). In non-clinical studies, cadisegliatin, acting selectively on the liver, increased the activity of glucokinase independently from insulin which supports clinical investigation of improvement in glycemic control through hepatic glucose uptake and glycogen storage. Cadisegliatin has been granted Breakthrough Therapy designation by the U.S. Food and Drug Administration (FDA).
Cadisegliatin is under investigation, and the safety and efficacy have not been established. There is no guarantee that this product will receive health authority approval or become commercially available for the use being investigated.
About vTv Therapeutics
vTv Therapeutics is a late-stage biopharmaceutical company focused on developing oral, small molecule drug candidates intended to help treat people living with diabetes and other chronic diseases. vTv's clinical pipeline is led by cadisegliatin, currently in a Phase 3 trial, a potential first-in-class oral glucokinase activator being investigated for the treatment of type 1 diabetes. vTv and its development partners are investigating multiple molecules across different indications for chronic diseases. Learn more at vtvtherapeutics.com or follow the company on LinkedIn or X.
Forward-Looking Statement
This release contains forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this release, including statements regarding the timing of our clinical trials, our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause our results to vary from expectations include those described under the heading “Risk Factors” in our Annual Report on Form 10-K and our other filings with the SEC. These forward-looking statements reflect our views with respect to future events as of the date of this release and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements represent our estimates and assumptions only as of the date of this release and, except as required by law, we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this release. We anticipate that subsequent events and developments will cause our views to change. Our forward-looking statements do not reflect the potential impact of any future acquisitions, merger, dispositions, joint ventures, or investments we may undertake. We qualify all our forward-looking statements by these cautionary statements.

Investor Contact
John Fraunces
LifeSci Advisors, LLC
917-355-2395
jfraunces@lifesciadvisors.com

Media Contact
Caren Begun
TellMed Strategies
201-396-8551
caren.begun@tmstrat.com